CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Craig Macnab, Chief Executive Officer as of February 16, 2004, certifies that (1) this Annual Report of Commercial Net Lease Realty, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2003 and December 31, 2002 and its results of operations for the years ended December 31, 2003, 2002 and 2001.

March 12, 2004	/s/ Craig Macnab
Name: Craig Macnab Title: Chief Executive Officer